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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Dynamics Corporation on Form S-4 of our report with respect to the consolidated financial statements of Gulfstream Aerospace Corporation for the year ended December 31, 1998, dated February 1, 1999 (March 1, 1999 as to Note
16), appearing in the Annual Report on Form 10-K of General Dynamics Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 17, 2002